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                                                                    Exhibit 23.1

              Consent of Independent Certified Public Accountants



Cinema Ride, Inc.
Studio City, California


       We hereby consent to the use in Amendment No. 2 to the Registration Statement on Form S-3, Registration Number 333-29307 of our report dated February 21, 1997, relating to the audit of the consolidated financial statements and schedules of Cinema Ride, Inc. which are contained in Form 10-KSB for the year ended December 31, 1996.



                                            /s/ BDO Seidman, LLP

                                            BDO SEIDMAN, LLP



Los Angeles, California
August 4, 1997